UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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India Globalization Capital, Inc.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Copies of all communications to:
Mr. John Selvaraj
4336 Montgomery Avenue,
Bethesda, Maryland 20814
(301) 983-0998

India Globalization Capital Inc.
4336 Montgomery Avenue
 Bethesda MD 20814

ANNUAL MEETING OF STOCKHOLDERS
___________________________

August 1, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of India Globalization Capital, Inc. (the “Company”), which is to be held at 11480 Commerce Park Drive, Suite 100, Reston, VA 20191, on September 7, 2012 at 10:00 a.m. local time.  The Annual Meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by a report on our operations.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which more fully describe the formal business to be conducted at the Annual Meeting, follow this letter.  A copy of our Annual Report to Stockholders for the fiscal year ended March 31, 2012 is also enclosed.  We encourage you to carefully read these materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting.  Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning your proxy card.  Beneficial owners of shares held in street name should follow the instructions in the Proxy Statement for voting their shares.  If you are a record holder and you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 7, 2012:

This Proxy Statement, the Notice of Annual Meeting of Stockholders and our Annual Report to Stockholders are available at http://www.IndiaGlobalCap.com

Sincerely,

Ram Mukunda
Chairman and Chief Executive Officer

India Globalization Capital Inc.
4336 Montgomery Avenue
 Bethesda, MD 20814

NOTICE OF ANNUAL MEETINGS OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) for the year ended March 31, 2012 of India Globalization Capital, Inc. (the “Company”) will be held at 11480 Commerce Park Drive, Suite 100, Reston, VA 20191, on September 7, 2012 at 10:00 a.m. local time.  Voting materials, which include this Proxy Statement, the proxy card and our fiscal 2012 report to Stockholders, will first be mailed to Stockholders on or about August 6, 2012.

Stockholders who desire to attend the Annual Meeting should indicate such planned attendance by marking the appropriate box on your proxy card.  Stockholders who do not indicate attendance at the Annual Meeting by proxy will be required to present acceptable proof of stock ownership to attend the Annual Meeting.  All stockholders must furnish personal photo identification for admission to the Annual Meeting.

The Company will hold the Annual Meeting for the following purposes:

(1)	To elect Mr. Richard Prins and Dr. Ranga Krishna to the Company’s board of directors to hold office as a Class B directors for a period to expire at the 2015 annual meeting of Stockholders.

(2)	To ratify the appointment of Yoganandh & Ram (“Y & R”), as the Company’s independent registered public accounting firm for the 2013 fiscal year.

(3)	To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The foregoing items of business, including the nominee for director, are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

Only holders of shares of common stock of record at the close of business on July 31, 2012 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

Parveen Mukunda
Corporate Secretary

August 1, 2012

INDIA GLOBALIZATION CAPITAL, INC.

PROXY STATEMENT

The board of directors of India Globalization Capital, Inc. (the “Board of Directors”) is soliciting proxies for the Annual Meeting.  You may revoke your proxy at any time prior to voting at the Annual Meeting by submitting a later dated proxy or by giving timely written notice of your revocation to the Secretary of the Company.  Proxies properly executed and received by the Secretary prior to the Annual Meeting, and not revoked, will be voted in accordance with the terms of the proxies.

Registered stockholders holding shares of the Company’s common stock may vote by completing, signing and dating the proxy card and returning it as promptly as possible.  We, the Company, will pay all of the costs associated with this proxy solicitation.  Proxies may be solicited in person or by mail, telephone, telefacsimile or other means of electronic transmission by our directors, officers and employees.  We will also reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding materials to the beneficial owners of the shares of our common stock.

If you desire to attend the Annual Meeting, you should indicate your intent to attend in person when voting by marking the appropriate box on the enclosed proxy card.  If you do not indicate attendance at the Annual Meeting on the proxy, you will be required to present acceptable proof of stock ownership to attend.  All stockholders who attend the Annual Meeting must furnish personal photo identification for admission.  If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the Annual Meeting in order to vote.

VOTING RIGHTS

We had 60,061,737 shares of common stock outstanding as of July 31, 2012 each having one vote.  Only holders of the Company’s common stock of record at the close of business on July 31, 2012 will be entitled to vote.  A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card.  As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.”

BROKER NON-VOTES

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner.  Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters.  Routine matters include increases in authorized common stock for general corporate purposes and ratification of auditors.  Non-routine matters include amendments to stock plans and the election of directors.

The election of directors in an uncontested election is deemed to be a non-routine matter.  Accordingly, if you hold your shares in street name, in order for your shares to be voted for the election of directors at the Annual Meeting (Proposal One), you must provide voting instructions to your broker in accordance with the voting instruction card that you will receive from your broker.  Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes.

For purposes of this Annual Meeting, the Company has determined that the reappointment of its independent auditors (Proposal Two) is a routine matter under applicable rules.  A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Two.

We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement; however, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

We will bear the cost of soliciting proxies.  In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs.  We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.  We have also engaged InvestorCom to solicit proxies on our behalf.  We anticipate that the fees to InvestorCom will be approximately $2,500.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes (Class A, Class B and Class C) with only one class of directors being elected in each year and each class serving a three-year term.  At the Annual Meeting, two directors are to be elected who will serve until the annual meeting of Stockholders in 2015 and when their successors are duly elected and qualified.  The Class B directors nominees proposed in this Proxy Statement are currently directors of the Company.

The other current directors consist of one Class A director, who will serve until the Annual Meeting of stockholders in 2014, and when his successor is duly elected and qualified and one Class C director, who will serve until the Annual Meeting of stockholders in 2013, and when his successor is duly elected and qualified. One of our Class A directors seat, vacated on May 29, 2012 shall remain vacant.

Should any vacancy occur on the Board of Directors, the remaining directors would be able to fill such vacancy by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.  Any director elected by the board to fill a vacancy would hold office until the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.  If the size of the board is increased, additional directors will be apportioned among the three classes to make all classes as nearly equal as possible.

Set forth below is information regarding our nominees for Class B directors.  Except as set forth below, there are no family relationships between any of our directors or executive officers.  Each director holds his office until he or she resigns or is removed and his or her successor is elected and qualified.

Name	Age	Position	Time in Position
Mr. Richard Prins	55	Chairman of the Board and the Audit Committee Class B Director	Since 2012 2007 to Present

Dr. Ranga Krishna	48	Class B Director	May 2005 to Present

Mr. Richard Prins. Our Chairman and Audit Committee Chairman since 2012, has also served as our Director since May 2007.  Mr. Prins has more than 27 years of experience in private equity investing and investment banking.  From March 1996 to 2008, he was the Director of Investment Banking at Ferris, Baker Watts, Incorporated (FBW).  FBW was the lead underwriter for our IPO.  FBW was sold to Royal Bank of Canada (RBC) in 2008.  Mr. Prins served in a consulting role to RBC until January 2009.  Today, Mr. Prins serves on several boards, volunteers full time with a non-profit organization, Advancing Native Missions, and is a private investor.  Prior to FBW, from July 1988 to March 1996, Mr. Prins was Senior Vice President and Managing Director for the Investment Banking Division of Crestar Financial Corporation (SunTrust Banks).  From 1993 to 1998, he was with the leveraged buy-out firm of Tuscarora Corporation.  Mr. Prins has experience serving on the boards of other publicly held companies.  Since February 2003, he has been on the board of Amphastar Pharmaceuticals, Inc. and since March 2010, he has been on the board of Hilbert Technologies.  Mr. Richard Prins holds a B.A. degree from Colgate University (1980) and an M.B.A. from Oral Roberts University (1983).  Mr. Prins has excellent knowledge and experience with U.S. capital markets, has served on and chaired audit and compensation committees of public company boards, has extensive experience in finance, accounting, and internal controls over financial reporting.  He brings important experience to the board, especially if IGC seeks additional financing in the U.S. capital markets.  Mr. Prins has traveled in India, China, and Africa.  His knowledge of India, China and Africa, as well as, his in-depth experience with U.S. capital markets makes him a highly effective board member.

Dr. Ranga Krishna served as Chairman of the Board since December 15, 2005 until 2012 and has served as a director since May 25, 2005.  Since 2010, he has been one of IGC’s largest stockholders.  Since 1998, Dr. Krishna has served as the founder and CEO of Rising Sun Holding, LLC, a $120 million construction and land banking company located in New Jersey.  In September 1999, Dr. Krishna co-founded Fastscribe, Inc., an Internet-based medical and legal transcription company with its operations in India with more than 200 employees.  He has served as a director of Fastscribe since September 1999.  He is currently the Managing Partner.  In February 2003, Dr. Krishna founded International Pharma Trials, Inc., a company with operations in India and more than 150 employees, which assists U.S. pharmaceutical companies performing Phase II clinical trials in India.  He is currently the Chairman and CEO of that company.  In April 2004, Dr. Krishna founded Global Medical Staffing Solutions, Inc., a company that recruits nurses and other medical professionals from India and places them in U.S. hospitals.  Dr. Krishna is currently serving as the Chairman and CEO of that company.  On November 7, 2008, he joined the board of TransTech Service Partners, a SPAC, which initiated liquidation on May 23, 2009.  Dr. Krishna is a member of several organizations, including the American Academy of Neurology and the Medical Society of the State of New York.  He is also a member of the Medical Arbitration panel for the New York State Worker's Compensation Board.  Dr. Krishna was trained at New York's Mount Sinai Medical Center (1991-1994) and New York University (1994-1996).  As shown above, Dr. Krishna has founded several other companies that conduct business in India and has developed relationships, over the years, with Indian government officials and Indian business leaders.  Dr. Krishna’s in-depth knowledge and long experience in both U.S. and Indian business make him an effective board member.

Set forth below is information regarding our current Class A and Class C directors.  Except as set forth below, there are no family relationships between any of our directors or executive officers.  Each director holds his office until he or she resigns or is removed and his or her successor is elected and qualified.

Name	Age	Position	Time in Position
Sudhakar Shenoy	65	Compensation Committee Chairman Class A Director	Since 2012 May 2005 to the Present

Mr. Ram Mukunda	53	Chief Executive Officer, Executive Chairman, President and Class C Director	April 2005 to the Present

Mr. Sudhakar Shenoy, our Compensation Committee Chairman since 2012, has also served as our Director since inception of IGC on May 25, 2005.  Since January 1981, Mr. Shenoy has been the Chairman and CEO of Information Management Consulting, Inc., a business solutions and technology provider with operations in the U.S. and in India that he founded.  Mr. Shenoy is a member of the Non-Resident Indian Advisory Group that advises the Prime Minister of India on strategies for attracting foreign direct investment.  Mr. Shenoy was selected for the U.S. Presidential Trade and Development Mission to India in 1995.  In 1996, Mr. Shenoy was inducted into the University of Connecticut School of Business Alumni Hall of Fame and was recognized as a Distinguished Alumnus of the Indian Institute of Technology (IIT) in Bombay, India in 1997.  Mr. Shenoy’s extensive business contacts in India and his experience serving on the boards of public companies in the U.S. make him a highly effective board member.  Mr. Shenoy holds a B. Tech (Hons.) in electrical engineering from the Indian Institute of Technology and an M.S. in electrical engineering and an M.B.A. from the University of Connecticut Schools of Engineering and Business Administration, respectively.

Mr. Ram Mukunda, IGC’s founder, has served as our Executive Chairman, Chief Executive Officer and President since our inception on April 29, 2005 and was Chairman of the Board from April 29, 2005 through December 15, 2005.  Since July 2010, Mr. Mukunda has been on the board of directors of the BLA Power Private Limited Board, in Mumbai, India.  From January 1990 to May 2004, Mr. Mukunda served as Founder, Chairman and Chief Executive Officer of Startec Global Communications, an international telecommunications carrier focused on providing voice over Internet protocol (VOIP) services to the emerging economies.  Startec was among the first carriers to have a direct operating agreement with India for the provision of telecom services.  Mr. Mukunda was responsible for the organizing, structuring and integrating a number of companies owned by Startec.  Many of these companies provided strategic investments in India-based operations or provided services to India-based companies.  Under Mr. Mukunda’s tenure at Startec, the company made an initial public offering of its equity securities in 1997 and conducted a public high-yield debt offering in 1998.  From June 1987 to January 1990, Mr. Mukunda served as Strategic Planning Advisor at INTELSAT, a provider of satellite capacity.  Mr. Mukunda serves on the Board of Visitors at the University of Maryland, School of Engineering.  From 2001-2003, he was a Council Member at Harvard’s Kennedy School of Government, Belfer Center of Science and International Affairs.  Mr. Mukunda is the recipient of several awards, including the University of Maryland’s 2001 Distinguished Engineering Alumnus Award and the 1998 Ernst & Young, LLP’s Entrepreneur of the Year Award.  He holds B.S. degrees in electrical engineering and mathematics and a M.S. in Engineering from the University of Maryland.  Mr. Mukunda has traveled extensively through India and has conducted business in India and China for more than 20 years.  He has more than 15 years of experience managing a publicly held company, has acquired and integrated more than 18 companies, and is an engineer by training.  His in-depth business experience in India, his knowledge of U.S. capital markets and his engineering background make him a highly effective board member.

Vote Required and Board of Directors Recommendation

The election of the nominee for director requires a plurality of the votes cast in the election of directors.  Generally, the nominees for director receiving the highest number of affirmative votes from the shares voted at the Annual Meeting will be elected as directors.  In this Annual Meeting, two nominees for director will be elected so long as they receive a plurality of the votes cast in the election.  In determining whether the proposal has been approved, abstentions will be counted for purposes of determining the presence or absence of a quorum, but will have no other legal effect under Maryland law, and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

Stockholders do not have the right to cumulate their votes in the election of directors.  If, at the time of the Annual Meeting the nominee should be unavailable to serve as a director, it is intended that votes will be cast, in accordance with the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors, or the Board of Directors may reduce the number of directors.  The nominee has consented to being named in this Proxy Statement and to serve if elected.

The Board of Directors recommends that the stockholders vote FOR the nominees set forth above.  Properly executed and delivered proxies solicited by management for which no specific direction is included will be voted FOR the election of the nominees listed to serve as directors.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Yoganandh & Ram, independent registered public accountants, served as the Company’s independent auditors reviewing the Company’s financial statements for the fiscal year ended March 31, 2012, and the Audit Committee has selected them to serve as the Company’s independent auditors for the current (2013) fiscal year.  Services provided to the Company by Yoganandh & Ram for the 2012 fiscal year are described in “Audit Information.”

Although stockholder ratification is not required by the Company’s Bylaws or otherwise, the Board of Directors is requesting that stockholders ratify the selection of Yoganandh & Ram as the Company’s independent registered public accountants to make an examination of the financial statements of the Company for the 2013 fiscal year.  If stockholders do not ratify the selection of Yoganandh & Ram at the Annual Meeting, the audit committee will reconsider whether or not to retain that firm for future audits.  Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Vote Required and Board of Directors Recommendation

The ratification of the appointment of Yoganandh & Ram, as the Company’s independent registered public accountants for the 2013 fiscal year will require the affirmative vote of the holders of a majority of the shares of outstanding common stock present or represented at the Annual Meeting and entitled to vote thereat.  In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Yoganandh & Ram as the Company’s independent registered public accountants for the 2013 fiscal year.  Proxies solicited by management for which no specific direction is included will be voted FOR ratification of the appointment of Yoganandh & Ram.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of July 31, 2012 by each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; each of our executive officers, directors and our special advisors; and all of our officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days through the exercise of any option, warrant or other right.  The percentage ownership of the outstanding common stock, which is based upon 60,061,737 shares of common stock outstanding as of July 31, 2012, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has exercised options or warrants to purchase shares of our common stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  Unless otherwise noted, the nature of the ownership set forth in the table below is common stock of the Company. The table below sets forth as of July 31, 2012, except as noted in the footnotes to the table, certain information with respect to the beneficial ownership of the Company’s common stock by (i) all persons or groups, according to the most recent Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission or otherwise known to us, to be the beneficial owners of more than 5% of the outstanding common stock of the Company, (ii) each director and director-nominee of the Company, (iii) the executive officers named in the Summary Compensation Table, and (iv) all such executive officers and directors of the Company as a group.

	Shares Owned
Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class*

Wells Fargo & Company (2) 420 Montgomery Street San Francisco, CA 94104	1,937,153	3.2%
Ram Mukunda (3)	2,824,914	4.7%
Ranga Krishna (4)	3,274,509	5.5%
Richard Prins (5)	600,000	1.0%
Sudhakar Shenoy (6)	600,000	1.0%
John Selvaraj (7)	52,000	0.1%
Steven M. Oliveira 1998 Charitable Remainder Unitrust (8) 18 Fieldstone Court New City, NY 10956	4,426,304	7.4%
All Executive Officers and Directors as a group (5 Persons) (9)	9,288,576	15.1%

*Based on 60,061,737 shares of common stock outstanding as of July 31, 2012.

(1)	Unless otherwise indicated, the address of each of the individuals listed in the table is c/o India Globalization Capital, Inc., 4336 Montgomery Avenue, Bethesda, MD 20814.
(2)
Based on an amended Schedule 13G filed with the SEC on March 12, 2012 by Wells Fargo Company on behalf of its subsidiary Wachovia Bank, National Association that is the direct holder of the shares.  Dr. Ranga Krishna is entitled to 100% of the economic benefits of the shares.

(3)
Includes (i) 1,045,175 shares of common stock directly owned by Mr. Mukunda after the issuance of 700,000 Retention Shares in connection to the Acquisition of Ironman, (ii) 425,000 shares of common stock owned by Mr. Mukunda’s wife Parveen Mukunda, (iii) options to purchase 1,210,000 shares of common stock all of which are currently exercisable and (iv) warrants to purchase 144,739 shares of common stock, of which warrants to purchase 28,571 shares of common stock are owned by Mr. Mukunda’s wife Parveen Mukunda and all which are currently exercisable.

(4)
Includes (i) warrants to purchase 290,000 shares of common stock, all of which are currently exercisable; (ii) options to purchase 325,450 shares of common stock all of which are currently exercisable; and (iii) 471,906 shares, 250,000 Retention Shares in connection to the Acquisition of Ironman, and see footnote (2) for reference to the 1,937,153 shares beneficially owned by Wells Fargo & Company, which has sole voting and dispositive control over the shares.  Dr. Krishna is entitled to 100% of the economic benefits of the shares.

(5)	Includes (i) options to purchase 575,000 shares of common stock all of which are currently exercisable, and (ii) 250,000 Retention Shares in connection to the Acquisition of Ironman.
(6)	Includes (i) options to purchase 525,000 shares of common stock all of which are currently exercisable, and (ii) 250,000 Retention Shares in connection to the Acquisition of Ironman.
(7)	Includes options to purchase 45,000 shares of common stock all of which are currently exercisable and (ii) 7,000 Retention Shares in connection to the Acquisition of Ironman.
(8)	Based partly on Schedule 13G filed with the SEC on April 2, 2012 by Steven M. Oliveira 1998 Charitable Remainder Unitrust (“Oliveira”).
(9)
Includes Directors and officers following the closing of the Acquisition; Includes: (i) 4,761,684 shares of common stock, (ii) warrants to purchase 434,739 shares of common stock, (iii) options to purchase 1,910,000 shares of common stock. The warrants and options are both exercisable within sixty (60) days of July 31, 2012.  Includes 1,937,153 shares beneficially owned by Wells Fargo & Company, which has sole voting and dispositive control over the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of their ownership of shares with the Securities and Exchange Commission.  Such executive officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely upon review of the copies of such reports received by us, our senior management believes that all reports required to be filed under Section 16(a) for the fiscal year ended March 31, 2012 were filed in a timely manner.

GOVERNANCE OF THE COMPANY

Board of Directors and Committees

Board of Directors; Independence

Our Board of Directors is divided into three classes (Class A, Class B and Class C) with only one class of directors being elected in each year and each class serving a three-year term.  The term of office of the Class B directors, currently consisting of Mr. Richard Prins and Dr. Ranga Krishna, will expire at this 2012 Annual Meeting of stockholders.  The term of office of the Class C director, currently consisting of Mr. Ram Mukunda, will expire at the 2013 Annual Meeting of stockholders.  The term of office of the Class A directors, consisting of only Mr. Sudhakar Shenoy, will expire at the 2014 Annual Meeting of stockholders.   These individuals have played a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating acquisitions.

The NYSE MKT (NYSE Amex), upon which the Company is listed, requires that the majority of IGC's Board be independent.  The NYSE MKT (NYSE Amex) listing standards define an “independent director” generally as a person, other than an officer or an employee of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.  Consistent with these standards, the Board of Directors has determined that Messrs. Krishna, Prins and Shenoy are independent directors.

Code of Conduct and Ethics

A code of business conduct and ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the code.

The Company has adopted a written code of ethics (the “Senior Financial Officer Code of Ethics”) that applies to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Principal Accounting Officer, Controller and persons performing similar functions (collectively, the “Senior Financial Officers”) in accordance with applicable federal securities laws and the rules of the NYSE MKT (NYSE Amex).  Investors may view our Senior Financial Officer Code of Ethics on the corporate governance subsection of the investor relations portion of our website at www.indiaglobalcap.com.

The Company has established separate audit and compensation committees that are described below.  The Company does not have a separate nominating committee.  Accordingly, Board of Director nominations occur by either selection or recommendation of a majority of the independent directors.

Audit Committee

Our Board of Directors has established an Audit Committee currently composed of three independent directors who report to the Board of Directors.  Messrs. Krishna, Prins and Shenoy, each of whom is an independent director under the NYSE MKT (NYSE Amex) listing standards, serve as members of our Audit Committee. Mr. Prins is the current Chairman of the Company’s Audit Committee. In addition, we have determined that Messrs. Krishna, Prins and Shenoy are “audit committee financial experts” as that term is defined under Item 407 of Regulation S-B of the Securities Exchange Act of 1934, as amended.  The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems.

Audit Committee Financial Expert

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate,” as defined under the NYSE MKT (NYSE Amex) listing standards.  The NYSE MKT’s (NYSE Amex’s) listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NYSE MKT (NYSE Amex) that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.  The Board of Directors has determined that Messrs. Krishna, Prins and Shenoy satisfy the NYSE MKT’s (NYSE Amex’s) definition of financial sophistication and qualify as “audit committee financial experts,” as defined under rules and regulations of the Securities and Exchange Commission.

Compensation Committee

Our Board of Directors has established a Compensation Committee composed of three independent directors, Messrs. Krishna, Shenoy and Prins.  Mr. Shenoy is the current Chairman of the Company’s Compensation Committee.  The compensation committee’s purpose is to review and approve compensation paid to our officers and directors and to administer the Company’s Stock Plan.

Nominating and Corporate Governance Committee

We intend to establish a nominating and corporate governance committee.  The primary purpose of the nominating and corporate governance committee will be to identify individuals qualified to become directors, recommend to the Board of Directors the candidates for election by stockholders or appointment by the Board of Directors to fill a vacancy, recommend to the Board of Directors the composition and chairs of Board of Directors committees, develop and recommend to the Board of Directors guidelines for effective corporate governance, and lead an annual review of the performance of the Board of Directors and each of its committees.  We do not have any formal process for stockholders to nominate a director for election to our Board of Directors.  Currently, nominations are selected or recommended by a majority of the independent directors as stated in Section 804(a) of the NYSE MKT (NYSE Amex) Company Guide.

Board and Committee Meetings

During the fiscal year ended March 31, 2012, our Board of Directors held nine meetings.  Although we do not have any formal policy regarding director attendance at our annual meetings, we attempt to schedule our annual meetings so that all of our directors can attend.  During the fiscal year ended March 31, 2012, all of our directors attended 100% of the meetings of the Board of Directors.  During the fiscal year ended March 31, 2012, there were eight meetings of the audit committee, all of which were attended by all of the members of the committee.  There were two compensation committee meetings held during the fiscal year ended March 31, 2012.

Communications with Directors

Any director may be contacted by writing to him or her c/o the Secretary of the Company at the address set forth above.  Communications to the non-management directors as a group may be sent to the Independent Directors c/o the Secretary of the Company at the same address.  We promptly forward, without screening other than normal security procedures for all our mail, all correspondence to the indicated director or directors.

Indemnification Agreements

We are party to indemnification agreements with each of the executive officers and directors.  Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.   Under the terms of the indemnification agreements, we intend to agree to indemnify our officers and directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the independent director in connection with any proceeding if the officer or director acted in good faith and did not derive an improper personal benefit from the transaction or occurrence that is the basis of the proceeding.

Annual Meeting Attendance

We do not have a formal policy requiring directors to attend stockholder meetings but we encourage members of the Board of Directors to attend the Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

A Compensation Committee comprised of three independent members of the Board of Directors, Ranga Krishna, Richard Prins and Sudhakar Shenoy.  No executive officer of the Company served as a director or member of the compensation committee of any other entity.

Audit Committee Report

The Audit Committee of the Board is composed of three directors, each of whom meets the current NYSE MKT (NYSE Amex) test for independence.  The Committee acts under a written charter adopted by the Board.  The Audit Committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended March 31, 2012 (the “Audited Financial Statements”):

•         The Audit Committee reviewed and discussed the Company’s Audited Financial Statements with management;

•         The Audit Committee discussed with Yoganandh & Ram, Chartered Accountants (“Y & R”), the Company’s independent auditors for fiscal year 2012, the matters required to be discussed by Statements on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•         The Audit Committee received from the independent auditors the written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with Y & R its independence from the Company and its management, and considered whether Y & R’s provision of non-audit services to the Company was compatible with the auditor’s independence; and

•         Based on the review and discussion referred to above, and in reliance thereon, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, for filing with the U.S. Securities and Exchange Commission.

All members of the Audit Committee concur in this report.

AUDIT COMMITTEE:
Richard Prins Sudhakar Shenoy Ranga Krishna

Executive Officers

Set forth below is information regarding our current executive officers.  Except as set forth below, there are no family relationships between any of our executive officers and our directors.  Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns or is removed by the Board or his successor is elected and qualified.

Name	Age	Position
Mr. Ram Mukunda	53	Chief Executive Officer, Executive Chairman, President and Director
Mr. John Selvaraj	68	Treasurer and Principal Financial and Accounting Officer

For information on Mr. Mukunda’s background, please see “Directors” above.

Mr. John B. Selvaraj has served as our Treasurer and Principal Financial and Accounting Officer since November 27, 2006.  From November 15, 1997 to August 10, 2007, Mr. Selvaraj served in various capacities with Startec, Inc., including from January 2001 to April 2006 as Vice President of Finance and Accounting where he was responsible for SEC reporting and international subsidiary consolidation.  Prior to joining Startec, from July 1984 to December 1994, Mr. Selvaraj served as the Chief Financial and Administration Officer for the US office of the European Union.  In 1969, Mr. Selvaraj received a BBA in Accounting from Spicer Memorial College India, and an Executive MBA, in 1993, from Averette University, Virginia.  Mr. Selvaraj is a Charted Accountant (CA, 1971).

 Compensation of Directors

No compensation was awarded to, earned by or paid to the directors in the fiscal year ended March 31, 2012 for service as directors.  All compensation paid to our employee director is set forth in the tables summarizing executive officer compensation above.  The Option Awards column reflects the grant date fair value, in accordance with Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation (formerly Statement of Financial Accounting Standards (SFAS) No. 123R) for awards pursuant to the Company’s equity incentive program.

Assumptions used in the calculation of these amounts for the fiscal year ended March 31, 2012 are included in Footnote 16 “Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended March 31, 2012, included in this Company’s Annual Report on Form 10-K.  The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the directors will actually realize from the awards.  Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance and stock price fluctuations.

We pay IGN, LLC, an affiliate of Mr. Mukunda, $4,000 per month for office space and certain general and administrative services.  We believe, based on rents and fees for similar services in the Washington, DC metropolitan area that the fee charged by IGN LLC is at least as favorable as we could have obtained from an unaffiliated third party.  The agreement is on a month-to-month basis and may be terminated by the Board of Directors without notice.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Policy

The Company’s Compensation Committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors the annual compensation for the executive officers of the Company.  This Committee has the responsibility for establishing, implementing and monitoring the Company’s compensation strategy and policy.  Among its principal duties, the Committee ensures that the total compensation of the executive officers is fair, reasonable and competitive.

Objectives and Philosophies of Compensation

The primary objective of the Company’s compensation policy, including the executive compensation policy, is to help attract and retain qualified, energetic managers who are enthusiastic about the Company’s mission and products.  The policy is designed to reward the achievement of specific annual and long-term strategic goals aligning executive performance with company growth and stockholder value.  In addition, the Board of Directors strives to promote an ownership mentality among key leaders and the Board of Directors.

Setting Executive Compensation

The compensation policy is designed to reward performance.  In measuring executive officers’ contribution to the Company, the Compensation Committee considers numerous factors including the Company’s growth and financial performance as measured by revenue, gross margin and net income before taxes among other key performance indicators.  Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation.  The Compensation Committee does not currently engage any consultant related to executive and/or director compensation matters.

Stock price performance has not been a factor in determining annual compensation because the price of the Company’s Common Stock is subject to a variety of factors outside of management’s control.  The Company does not subscribe to an exact formula for allocating cash and non-cash compensation.  However, a significant percentage of total executive compensation is performance-based.  Historically, the majority of the incentives to executives have been in the form of non-cash incentives in order to better align the goals of executives with the goals of stockholders.

Elements of Company’s Compensation Plan

The principal components of compensation for the Company’s executive officers are:

	base salary

	performance-based incentive cash compensation

	right to purchase the Company’s stock at a preset price (stock options)

	retirement and other benefits

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.  During its review of base salaries for executives, the Committee primarily considers:

	market data;

	internal review of the executives’ compensation, both individually and relative to other officers; and

	individual performance of the executive.

Salary levels are typically evaluated annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation

The management incentive plan gives the Committee the latitude to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals, encourage the growth of stockholder value and allow key employees to participate in the long-term growth and profitability of the Company.

Ownership Guidelines

To align the interests of the Board of Directors directly with the interests of the stockholders, the Committee recommends that each Board member maintain a minimum ownership interest in the Company.  Currently, the Compensation Committee recommends that each Board member own a minimum of 5,000 shares of the Company’s common stock with such stock to be acquired within a reasonable time following election to the Board.

Stock Option Program

The Stock Option Program assists the Company to:

	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

	provide an opportunity for increased equity ownership by executives; and

	maintain competitive levels of total compensation.

Stock option award levels will be determined based on market data and will vary among participants based on their positions within the Company and are granted at the Committee’s regularly scheduled meeting.  As of March 31, 2011, we had granted 78,820 shares of Common Stock and 1,413,000 stock options under our Stock Plan.  All of these grants occurred on or before the fiscal year ended March 31, 2010.  The exercise price of the options, which vest immediately, was $1.00 per share; the options will expire on May 13, 2014.  No options were granted during the fiscal year ended March 31, 2011.  In fiscal year ended March 31, 2012, 1,370,450 stock options (the “2012 Options”) were granted.  The exercise price of the 2012 Options, which vest immediately, was $0.56 per share.  These options will expire on June 27, 2016.  As of July 12, 2012, under the 2008 Omnibus Plan, 2,783,450 stock options and 78,820 shares of common stock have been awarded and an aggregate of 6,161,475 shares of Common Stock remain available for future grants of options or stock awards.

Perquisites and Other Personal Benefits

The Company provides some executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.  Some executive officers receive the use of company automobiles and an assistant.  Each employee of the Company is entitled to term life insurance, premiums for which are paid by the Company.  In addition, each employee is entitled to receive certain medical and dental benefits and the employee funds part of the cost.

Accounting and Tax Considerations

The Company’s stock option grant policy will be impacted by the implementation of FASB ASC 718 (Previously referred to as SFAS No. 123R), which was adopted in the first quarter of fiscal year 2006.  Under this accounting pronouncement, the Company is required to value unvested stock options granted prior to the adoption of FASB ASC 718 under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period.

Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to the Company’s chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations.  The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable.  In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

Compensation for Executive Officers of the Company

We pay IGN, LLC, an affiliate of Mr. Mukunda, $4,000 per month for office space and certain general and administrative services, an amount which is not intended as compensation for Mr. Mukunda.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Total Compensation

Ram Mukunda, Chief Executive Officer and President	2012	$300,000	$-	$102,235	$402,235
	2011	$300,000	$-	$0	$300,000
John Selvaraj, Principal Accounting Officer	2012	$73,000	$-	$4,445	$77,445
	2011	$93,160	$-	$0	$93,160

(1)	The amounts reported in this column represent the fair value of option awards to the named executive officer as computed on the date of the option grant using the Black-Scholes option-pricing model.

There were 707,000 Retention shares issued as part of the agreement contemplated in the Acquisition of Ironman. There were none non-equity awards granted to the Named Executive Officers in the fiscal year ended March 31, 2012.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding equity awards held by the Company’s Named Executive Officers as of March 31, 2012.

	Retention	Number of	Number of
	Shares In	Securities	Securities
	Connection	Underlying	Underlying	Option
	to	Unexercised	Unexercised	Exercise	Option
	Acquisition	Options (#)	Options (#)	Price	Expiration
Name	of Ironman	Exercisable	Unexercisable	($)	Date
Ram Mukunda	700,000	575,000	-	$0.56	6/27/16
	-	635,000	-	$1.00	5/13/14
John Selvaraj	7,000	25,000	-	$0.56	6/27/16
	-	20,000	-	$1.00	5/13/14

Compensation of Directors

No compensation was awarded to, earned by or paid to the directors in the fiscal year ended March 31, 2012 for service as directors.  All compensation paid to our employee director is set forth in the tables summarizing executive officer compensation above.  The Option Awards column reflects the grant date fair value, in accordance with Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation (formerly Statement of Financial Accounting Standards (SFAS) No. 123R) for awards pursuant to the Company’s equity incentive program.

Assumptions used in the calculation of these amounts for the fiscal year ended March 31, 2012 are included in Footnote 16 “Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended March 31, 2012, included in this Company’s Annual Report on Form 10-K.  The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the directors will actually realize from the awards.  Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance and stock price fluctuations.

We pay IGN, LLC, an affiliate of Mr. Mukunda, $4,000 per month for office space and certain general and administrative services.  We believe, based on rents and fees for similar services in the Washington, DC metropolitan area that the fee charged by IGN LLC is at least as favorable as we could have obtained from an unaffiliated third party.  The agreement is on a month-to-month basis and may be terminated by the Board of Directors without notice.

Employment Contracts

Ram Mukunda has served as President and Chief Executive Officer of the Company since its inception.  The Company, IGC-M and Mr. Mukunda entered into an Employment Agreement on May 22, 2008, which agreement was made effective as of March 8, 2008, the date on which the Company completed its acquisition of Sricon and TBL.  Pursuant to the Employment Agreement, the Company pays Mr. Mukunda a base salary of $300,000 per year.    The Employment Agreement provides that the Board of Directors of the Company may review and update the targets and amounts for the net revenue and contract bonuses on an annual basis.  Mr. Mukunda is entitled to benefits, including insurance, 20 days of paid vacation, domestic help, a driver, a cook, a car (subject to partial reimbursement by Mr. Mukunda of lease payments for the car) and reimbursement of business expenses.  The term of the Employment Agreement is five years, after which employment will become at-will.  The Employment Agreement is terminable by the Company and IGC-M for death, disability and cause.  In the event of a termination without cause, the Company would be required to pay Mr. Mukunda his full compensation for 18 months or until the term of the Employment Agreement was set to expire, whichever is earlier.

Compensation Risk Assessment

In setting compensation, the Compensation Committee considers the risks to the Company’s stockholders and to achievement of its goals that may be inherent in its compensation programs.  The Compensation Committee reviewed and discussed its assessment with management and outside legal counsel and concluded that the Company’s compensation programs are within industry standards and are designed with the appropriate balance of risk and reward to align employees’ interests with those of the Company and do not incent employees to take unnecessary or excessive risks.  Although a portion of our executives and employees’ compensation is performance-based and “at risk,” we believe our compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows, as of March 31, 2012, information regarding outstanding awards available under our compensation plans (including individual compensation arrangements) under which our equity securities may be delivered.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance (excluding shares in column (a)(1)
Equity compensation plans approved by security holders:
2008 Omnibus Incentive Plan (2)	2,783,450	$0.78	6,161,475

 (1)  Consists of our 2008 Omnibus Incentive Plan, as amended.  See Note 16—“Stock-Based Compensation” of the Notes to the Consolidated Financial Statements included in this Annual Report on Form 10-K.
 (2)   Includes grants during fiscal years ended March 31, 2010 and 2012. There were no grants during fiscal year ended March 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest, nor are there any such transactions presently proposed, other than the agreements with IGN, an affiliate of Ram Mukunda described above and as set forth below.

We are party to indemnification agreements with each of the executive officers and directors.  Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

Review, Approval or Ratification of Related Party Transactions

We do not maintain a formal written procedure for the review and approval of transactions with related persons.  It is our policy for the disinterested members of our board to review all related party transactions on a case-by-case basis.  To receive approval, a related-party transaction must have a business purpose for IGC and be on terms that are fair and reasonable to IGC and as favorable to IGC as would be available from non-related entities in comparable transactions.

AUDIT INFORMATION

Yoganandh & Ram, Chartered Accountants (“Y & R”) is our Principal Independent Registered Public Accounting Firm engaged to examine our financial statements for the fiscal years ended March 31, 2012 and 2011.  During the Company’s most two recent fiscal years ended March 31, 2012 and 2011 and through July 31, 2012, the Company did not consult with Y & R on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Y & R has not provided either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Audit Related and Other Fees

The following table shows the fees that we paid or accrued for the audit and other services provided by Y &R for the fiscal years ended March 31, 2012 and 2011.  Except as specified otherwise in the table, we paid the fees to Y & R.

Audit Fees

This category includes the audit of our annual financial statements, review of financial statements included in our annual and quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with engagements for those fiscal years.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees

This category consists of assurance and related services by the independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”  The services for the fees disclosed under this category include services relating to our registration statement and consultation regarding our correspondence with the SEC.

Tax Fees

This category consists of professional services rendered for tax compliance, tax planning and tax advice.  These services include tax return preparation and advice on state and local tax issues.

All Other Fees

This category consists of fees for other miscellaneous items.

	March 31, 2012	March 31, 2011

Audit Fees - Yoganandh & Ram	80,000	56,300
Audit-Related Fees	0	0
Tax Fees	0	0
All other Fees	0	4,200
Total	$80,000	$60,500

Policy on Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the audit committee of our Board of Directors has responsibility for appointing, setting compensation and overseeing the work of the independent auditor.  In recognition of this responsibility, our Board of Directors has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.  Prior to engagement of the independent auditor for the next year’s audit, management may submit, if necessary, an aggregate of services expected to be rendered during that year for each of the following four categories of services to our Board of Directors for approval.

1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

4.	Other Fees are those associated with services not captured in the other categories.

Prior to engagement, our Board of Directors pre-approves these services by category of service.  The fees are budgeted and our Board of Directors requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.  During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval.  In those instances, our Board of Directors requires specific pre-approval before engaging the independent auditor.

Our audit committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to our Board of Directors at its next scheduled meeting.

Pre-Approved Services

The Audit Committee’s charter provides for pre-approval of audit, audit-related and tax services to be performed by the independent auditors.  The Audit Committee approved the audit, audit-related and tax services to be performed by independent auditors and tax professionals in 2012.  The charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.  The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee has not delegated such authority to its members.

PROPOSALS FOR 2013 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, if you desire to make a proposal to be acted upon at the 2013 Annual Meeting of Stockholders, you must deliver the proposal, in proper form, to the Secretary of the Company, no later than April 25, 2013, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting.  If next year’s Annual Meeting is held on a date more than 30 calendar days from September 7, 2013, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.  The address for the Secretary of the Company is 4336 Montgomery Ave, Bethesda, MD 20814.

Our Bylaws also prescribe the procedure that a stockholder must follow to nominate directors or to bring other business before stockholders’ meetings.  To nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company (i) no later than May 25, 2013, and no earlier than April 25, 2013 or (ii) if the date of the 2013 Annual Meeting of Stockholders is advanced by more than thirty days or delayed by more than sixty days from the anniversary date of this Annual Meeting, no later than the close of business on the later of the sixtieth day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation and no earlier than the close of business on the ninetieth day prior to such Annual Meeting.

Notice of a nomination for director must describe various matters regarding the nominee and the stockholder giving the notice.  Notice of other business to be brought before the Annual Meeting must include a description of the proposed business, the reasons therefore, and other specified matters.  The nominating committee will consider candidates recommended by stockholders in the same manner it considers other candidates.  Any stockholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company, Parveen Mukunda, at the address set forth above.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF INDIA GLOBALIZATION CAPITAL, INC.
for the September 7, 2012 Annual Meeting of Stockholders
and any postponement(s) or adjournment(s) thereof.

     The undersigned hereby: (a) acknowledges receipt of the Notice of the Annual Meeting of the stockholders of India Globalization Capital Inc. to be held on September 7, 2012 (the “Annual Meeting”), and the associated Proxy Statement; (b) appoints Ram Mukunda, as proxy, with the power to appoint a substitute; (c) authorizes each proxy to represent and vote, as designated below, all of the shares of common stock of the Company, par value $0.0001 per share, held of record by the undersigned at the close of business on July 31, 2012, at the Annual Meeting and at any postponement(s) or adjournment(s) thereof; and (d) revokes any proxies previously given.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 7, 2012:

This Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.IndiaGlobalCap.com.

1.
The Board of Directors recommends a vote FOR the director of the Company listed below, to serve until the Annual Meeting of Stockholders following the 2015 fiscal year and until such director’s respective successors shall be elected and qualified, or until such director’s earlier death, resignation or removal from office.

	Mr. Richard Prins	FOR ☐	WITHHOLD ☐

	Dr. Ranga Krishna	FOR ☐	WITHHOLD ☐

2.	The Board of Directors recommends a vote FOR ratification of the appointment of Yoganandh & Ram (“Y & R”) as the independent auditors for the Company for the fiscal year ending March 31, 2013.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made, this Proxy will be voted FOR the proposals set forth above.  Please sign, date and return this Proxy as promptly as possible in the envelope provided

Dated: __________________ , 2012

X ________________________________	X _________________________
Signature(s) of Stockholders

Joint owners should each sign.  Signature(s) should correspond with the name(s) printed on your stock certificates.  Attorneys, executors, administrators and guardians should give full title.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.